UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 21, 2007

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Wilbur Street
Lynbrook, NY  11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

    On January 25, 2007, BioSpecifics Technologies Corp., a Delaware corporation (the “Company”) filed a Current Report on Form 8-K to report its decision to restate its financial statements for fiscal year 2003. The Company is filing this Current Report on Form 8-K/A to amend Item 4.02 as reported in such previous Current Report to provide specification regarding the event that triggered the Company’s decision to restate its 2003 financial statements.

ITEM 4.02    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT
            OR COMPLETED INTERIM REVIEW.

(a)    At a meeting of the Audit Committee on January 21, 2007, the Audit Committee determined, following the recommendation of management of the Company and consultation with the Company’s current certified public accounting firm, that the 2003 financial statements should be amended to accrue for additional rent expense due on our U.S. facility, for payroll taxes, penalties and interest attributable to our Curacao facility, interest due on loans due to a former director of the Company and to a partner of The S.J. Wegman Company, an adjustment in notes receivable due from our Chairman and CEO due to the incorrect allocation between interest and principal and a reclassification to correct prepaid insurance and prepaid payroll. These adjustments are currently expected to result in a decrease to our net loss from the previously reported amount in the range of approximately $25,000 to $50,000 for the year ended December 31, 2003. Whereas the Company does not consider the effect to our net loss material, the individual components of each adjustment disclosed above may be considered material to their individual line items within our consolidated financial statements. Therefore, the Company has concluded that its historical consolidated financial statements for year ended December 31, 2003 should no longer be relied upon in light of this restatement.

       The restatement reflected in Exhibit 99.1, filed with the Company’s previous Current Report on Form 8-K on January 25, 2007, will also be included in the Company's comprehensive annual report that it intends to file with the consent of the Securities and Exchange Commission (the “SEC”) on Form 10-KSB for the years ended December 31, 2003, 2004 and 2005. The comprehensive 10-KSB will include our consolidated financial statements for the years ended December 31, 2003, 2004 and 2005 and quarterly consolidated statement of operations for the aforementioned years.

       Preparation and completion of the Company's consolidated financial statements in connection with its comprehensive annual report on Form 10-KSB for the years ended December 31, 2003, 2004 and 2005 are ongoing, and the financial information presented in this Form 8-K and the previous Form 8-K filed on January 25, 2007, including the comprehensive effects of the restatement described above, is preliminary and subject to adjustment. The Company plans to complete its evaluation of these matters prior to the filing of its comprehensive annual report on Form 10-KSB for the years ended December 31, 2003, 2004 and 2005. Investors are cautioned not to rely on the Company's historical consolidated financial statements for year ended December 31, 2003 and for the quarterly periods for the aforementioned year, until the restatement and comprehensive annual report on Form 10-KSB for the years ended December 31, 2003, 2004 and 2005 is filed and the information disclosed in the restatement is considered.

       The Company is currently evaluating the impact of the matters described above on its internal control over financial reporting and its disclosure controls and procedures, and expects to disclose its conclusions and remedial actions in its comprehensive annual report on Form 10-KSB for the years ended December 31, 2003, 2004 and 2005. The Company’s management has discussed the matters disclosed in this Form 8-K with Bloom & Co., the Company's current independent registered public accounting firm, as well as our former independent registered public accounting firm, BDO Seidman, LLP.

       The information contained in this Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

       Statements contained in this Form 8-K that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including its expected adjustments to previously reported financial results, are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. The actual restated amounts will depend on a number of factors, including the ongoing internal review. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, BTC disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2007	BIOSPECIFICS TECHNOLOGIES CORP. —————————————————— (Registrant) /s/ Thomas L. Wegman
—————————————————— Thomas L. Wegman President